UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2015

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer IdentificationNo.)

37 South River Street

Aurora, Illinois  60507

(Address of principal executive offices) (Zip code)

(630) 892-0202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 5.07 regarding the reclassification of certain members of the board is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 19, 2015, the Company held its annual meeting of stockholders (the “Annual Meeting”). Of the 29,470,929 shares of common stock eligible to vote at the Annual Meeting, 28,158,149 shares were represented in person or by proxy, representing approximately 95.55% of the outstanding shares. At the Annual Meeting, the common stockholders elected the four director nominees as directors to serve three-year terms until 2018, and approved each of the two additional proposals listed below. Further detail on each of the matters voted on by the common stockholders is available in the Company’s proxy statement.

As previously disclosed in the Company’s proxy statement for the Annual Meeting and in its Current Report on Form 8-K filed on April 14, 2015, the Company conducted a limited restructuring of the classes of the board of Directors (the “Board”).  Immediately prior to the Annual Meeting, Barry Finn, who was a director in the class with a term expiring in 2017, resigned from that class and he stood for election as a director in the class with a term expiring in 2018.  Mr. Finn was elected by the stockholders, as set forth below.  Mr. Finn will continue to serve on the Company’s Audit Committee and the Nominating and Corporate Governance Committee.  Additionally, J. Douglas Cheatham was elected by stockholders to serve in the class of directors with a term expiring in 2018.  Following the Annual Meeting, and as contemplated in the proxy statement, Mr. Cheatham resigned from that class and was immediately appointed by the Board to serve in the class of directors with a term expiring in 2017.  Following the Annual Meeting, the Board also reduced the size of the Board from ten directors to nine directors.

Following the Annual Meeting and the events described above, James Eccher, Gerald Palmer and Barry Finn were directors in the class with a term expiring in 2018; Edward Bonifas, William Skoglund and Duane Suits were directors in the class with a term expiring in 2016; and William Kane, John Ladowicz and J. Douglas Cheatham were directors in the class with a term expiring in 2017.

The final results of voting on each of the matters submitted to a vote of common stockholders during the annual meeting are as follows:

1)	Election of three members of the board of directors representing the common stockholders to serve a three-year term expiring 2018:

	Name	Votes For	Votes Withheld	Broker Non-Votes
	J. Douglas Cheatham	22,244,160	635,234	6,541,555
	James Eccher	22,550,757	328,637	6,451,555
	Barry Finn	22,384,079	495,315	6,541,555
	Gerald Palmer	22,528,909	350,485	6,541,555

2)	Recommendation in a non-binding, advisory vote, on the compensation of our named executive officers:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	21,543,576	885,493	450,325	6,541,555

3)	Ratification of Plante & Moran, PLLC as the Company's independent registered public accounting firm for the year ended December 31, 2014:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	27,961,838	115,103	81,208	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/
OLD SECOND BANCORP, INC.

Dated: May 20, 2015	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President
and Chief Financial Officer